Exhibit 10.3

ALLONGE #2 TO CONVERTIBLE PROMISSORY NOTE

Allonge #2 (this “Allonge”) to that certain Convertible Promissory Note dated September 26, 2019, as amended by that Allonge #1 dated as of March 30, 2020 (as so amended, the “Convertible Promissory Note”) attached hereto as Exhibit 1 and made a part hereof in the principal amount of $70,000, from Bionik Laboratories Corp., as Maker (“Maker”), to Celeste Management, as Holder (“Holder”).

Maker and Holder agree that the Convertible Promissory Note shall be further amended and revised as follows:

1.       The paragraph immediately prior to Article 1 of the Convertible Promissory Note shall be amended and replaced as follows:

“This Note is a convertible promissory note referred to in that certain Subscription Agreement dated as of the date hereof, or series of like subscription agreements (individually or collectively, the “Subscription Agreement”), among the Company and the subscribers named therein, pursuant to which the Company is seeking to borrow up to $7,000,000 (as amended from $3,000,000 or up to $7,000,000 if oversubscribed) (the “Offering”).”

2.       The definition of “Maturity Date” in Section 1.1 of the Convertible Promissory Note shall be amended and replaced to read as follows:

““Maturity Date” shall mean March 31, 2021.”

3.       The definition of “Qualified Financing” in Section 1.1 of the Convertible Promissory Note shall be deleted in its entirety.

4.       Section 3.4 of the Convertible Promissory Note shall be amended and replaced to read as follows:

“Anti-Dilution.  In the event this Note converts into Common Stock pursuant to Section 3.1(a) and the Company raises capital through the sale of Common Stock (“New Capital Stock Raise”) for cash during the period ending on the three (3) year anniversary of the conversion date of the Related Notes (for the avoidance of doubt, including this Note), and the price per share of the shares sold in the New Capital Stock Raise (the “Offering Price”) minus 20% is less than the Conversion Price, then in such event the Company shall issue to the Holder, at no further cost to the Holder, additional shares of Common Stock equal to the number of Conversion Shares the Holder would have received upon conversion if the Conversion Price was a price equal to a 20% discount to the Offering Price, less the number of shares of Conversion Shares actually issued on or as of the Maturity Date.”

Except as expressly reflected herein, the Convertible Promissory Note will remain in full force and effect. This Allonge is intended to be attached to and made a permanent part of the Convertible Promissory Note.

Dated as of the 2nd day of June 2020.

Maker:	BIONIK LABORATORIES CORP.

	By:	/s/ Eric Dusseux
	Name:	Eric Dusseux
	Title:	CEO

Holder:	CELESTE MANAGEMENT

	By:	/s/ Dimitri Boulanger
	Name:	Dimitri Boulanger
	Title:	CEO

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EXHIBIT A

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